FILED
   IN THE OFFICE OFTHE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
      FEB 22, 1999

 NO.C28591-97
 ------------
 /s/Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE



                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                               VIRTUAL BRAND, INC.

              JEFFREY  PHILLIPS and GREGORY  GIBSON  certify  that:
              1. They are President and Secretary, respectively of Virtual Brand, Inc., a Nevada corporation incorporated on December 19, 1997.

              2. Article First of the Articles of Incorporation of this corporation is amended to read as follows

              ARTICLE FIRST.

              FIRST. The name shall be: UBrandit.com

              3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors,

              4. The corporation is a corporation that has issued stock.

              5. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 78.320 and 78.390 of the Nevada Revised Statutes. In excess of 50% of the outstanding shares of the corporation voted in favor of the Amendment that equaled or exceeded the vote required.

              We further declare under penalty of perjury under the laws of the Stateof Nevada the matters set forth in this certificate are true and correct of our own knowledge.


              Date: February 18, 1999

              /s/Jeffery Phillips                 /s/Gregory Gibson
              ----------------------------        -------------------------
              JEFFERY PHILLIPS , President        GREGORY GIBSON, Secretary


State of California
County of San Diego
This instrument was acknowledged befor me on
February 13, 1997 by
Jeff Phillips
as President                                             Jamie L. Phillips
of UBrandit.com                                         Commission #1189374
/s/Jamie L. Phillips                               Monterey Pacific, California
--------------------                                     San Diego, County
Jamie L. Phillips                                 My Comm. expires July 9, 2002

                               SECRETARY OF STATE
                                [Seal of Nevada]
                                STATE OF NEVADA



                               CORPORATE CHARTER

 1, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MOUNT MERLOT ESTATES, INC. did on December 19, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                    IN WITNESS  WHEREOF,  I have hereunto set my
                                    hand and affixed the Great Seal of State, at
                                    my  office,  in  Carson  City,   Nevada,  on
                                    December 22, 1997.

                                    /s/Dean Heller
                                    ------------------
                                    Dean Heller
                                    Secretary of State

                                    By: Kelly R. Davenport
                                    ----------------------
                                    Kelly R. Davenport
                                    Certification Clerk

THE GREAT SEAL OF THE STATE OF NEVADA [Raised Seal]

                CERTIFICATION AMENDING ARTICLES OF INCORPORATION
                                       OF
                           MOUNT MERLOT ESTATES, INC.

     The undersigned, being President and Secretary of MOUNT MERLOT ESTATES, INC. a Nevada corporation, hereby Certify that by majority vote of the Board of Directors and majority of the shareholders at a meeting held on January 5, 1999, it was agreed by unanimous vote than the CERTIFICATION AMENDING ARTICLES OF INCORPORATION be filed..

     The undersigned further certify that the Original Articles of Incorporation of MOUNT MERLOT ESTATES, INC. were filed with the Secretary of the State of Nevada on the 19th. Day of December 1997. The undersigned further certify that Articles First of the Original Articles of incorporation filed on December 19, 1997, herein is amended to read as follows:

                                 ARTICLE FIRST

FIRST    The name shall be:

                              VIRTUAL BRAND, INC.

     The undersigned hereby certify that they have on this 6th day of January 1999., executed this Certificate Amending the Original Articles of Incorporation hereto for filing with the Secretary of the State of Nevada.

                                                   /s/ Patricia Wiate
                                                   ------------------
                                                       Patricia Wiate

State of California)
County of San Diego)ss

On this 6th day of January, 1999, before me the undersigned, a Notary Public in and for the County of San Diego, State of California. Personally appeared Patricia Wiate, known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.


/s/ Ranji Patel
-----------------
Notary Public

            FILED
     In THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         DEC 19, 1997
        No. C28591-97
       ---------------
       /s/Dean Heller
       --------------
 Dean Heller, Secretary of State


                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                           MOUNT MERLOT ESTATES, INC.
                           --------------------------

        KNOW ALL MEN BY THESE PRESENTS, that we the undersigned, do hereby associate into a corporation under and pursuant to the provisions and by virtue of the laws of the State of Nevada, as provided in the Corporation Act of 1925, and all acts amendatory and supplemental thereto, and for that purpose do hereby make, subscribe, acknowledge, certify and set forth as follows:

       FIRST: That the name of the corporation shall be:

                           MOUNT MERLOT ESTATES, INC.

       SECOND: The corporation may maintain offices, agencies and places of business in any state in the United States and in foreign countries without restriction as to place; and the corporation may keep such books, papers and records of the corporation as are not required by law to be kept within the State of Nevada, and as the Directors may find convenient, in such offices, agencies and places of business.

       THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be as follows:

            a) The provisions in the clauses contained in this Article are to be construed both as purposes and powers and shall, except when otherwise expressed in this Article be in no wise limited or restricted by reference to or inference from the terms of any clause of this, or of any other Article of these Articles, but each of the purposes and powers specified in this Article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers herein contained, or in limitation of the powers granted to corporations under the laws of the State of Nevada, but is intended to be, and shall be held to be, in furtherance thereof.

            b) To perform services of every kind and nature authorized by law for any person, firm, association or corporation. To enter into, make, perform and carry out contracts of every kind and character with any person, firm, association or corporation.

            c) To engage in and conduct every type of building and/or contracting and/or mining work in the State of Nevada and in every state and territory of the United States, and/or in any foreign country, including, but not limited to the construction of all types of buildings, highways, mining developments, irrigation works, naval and military installations, docks, piers, airports, ranching and farming projects, and also to engage in every type and manner of activity incidental thereto; and in connection with or independently of the above, to own, lease and rent and/or in any manner deal with and trade in every type and manner of motor vehicles, machinery, equipment, merchandise and supplies, and to manage, operate and conduct every type and manner of business in which such may be employed; to enter into every kind and manner of contract and agreement concerning such work; to give and post bond for the faithful performance thereof; and without limitation, except as may be imposed by law, to do every act and thing necessary and/or required in the carrying on, operating and conducting of a general contracting business; to engage in the transportation of passengers and commodities both intrastate and interstate, and within the State of Nevada, and in any other state - and territory in the United States and/or in any foreign country; to build, rent, lease, buy, sell, own, operate and manage machine shops, foundries, garages, service stations, depots, hotels, restaurants, taxi cabs, stages, bus lines, freight lines, passenger and transportation lines, railroads and steamships, and airlines.

            d) To manufacture, purchase, sell and deal in, export and import personal property of all kinds other than and in addition to goods, wares and merchandise hereinbefore set forth and described, and to pledge, hypothecate, or to otherwise encumber the same in any manner whatsoever, or to borrow thereon, in such ways and to such extent as may be prescribed or required by the laws of any state of the United States or any other country.

            e) To mortgage, pledge, hypothecate and trade in all manner of goods, wares, merchandise, commodities and products, including machinery and mechanical appliances of every description.

            f) To acquire by purchase, lease or otherwise, the good will, business., property, assets, franchises and rights, in whole or in part of any person, firm, association or corporation; and to assume all or any of the liabilities thereof and to pay for the same in cash, with the stock of this corporation or its debentures, or bonds, or otherwise, and to hold, maintain, operate and conduct, as well as in any manner to dispose of, the whole or any part of the property so acquired, but always in accordance with, and subject to, the laws of the State of Nevada.

            g) To borrow money and contract debts when necessary for the transaction of the business of the corporation, for the exercise of its corporate rights, privileges or franchises, or for any other purpose of its incorporation; also to issue bonds, promissory notes, bills of exchange, debentures and other obligations and also evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, and when necessary to secure the same by mortgage, pledge or otherwise, for money borrowed or goods purchased or for payment of property bought or acquired or for any other lawful obligation; also to issue, sell and dispose of certificates of investment or participation certificates, upon such terms and under such conditions as are or may be prescribed by the laws of the State of Nevada, or by the by-laws of the corporation.

            h) To loan the funds of the corporation upon notes, bonds, mortgages, deeds of trust, debentures or other securities, or property, real, personal or mixed, or otherwise.

            i) To receive, collect and dispose of principal and interest, dividends, income, increment and profits upon or from all or any notes, stocks, bonds, deeds of trust, debentures, securities, obligations and other property held, owned or possessed by the corporation, or any other person, firm or corporation as escrow or trustee or for the use and benefit of the corporation and to exercise in respect of all such stocks, bonds, mortgages, deeds of trust, notes, debentures, obligations, securities and all other property and any and all bonds, any and all rights of individual ownership thereof.

            J) To purchase, acquire and to hold, use, operate, introduce, sell, assign or otherwise dispose of, hire, let or license, any patents, patent rights, licenses, trademarks, trade names, privileges, formulas, secret processes, and any and all inventions, improvements and processes used in connection with or secured under letters patent and grants of the United States of America or any other country or government, and which may appear likely to be advantageous or useful to the corporation, and to use, exercise, develop, and grant licenses in respect of and to turn to account, manufacture, build and construct under such patents, licenses, processes and the like, inventions and improvements with the view of working and developing the same and effectuating the foregoing objects or any part thereof.

            k) To act as agent, attorney in fact, trustee, or in any other representative capacity for other persons, firms or corporations.

            l) To guarantee, purchase, hold, sell, transfer, assign, mortgage, pledge or otherwise dispose of the shares of the capital stock, or of any bonds, securities or evidences of indebtedness, created by any other corporation or corporations of the State of Nevada, or of any other state or government, and while owner of such stocks to exercise all rights, powers and privileges of ownership, including the right to vote thereon.

            m) To purchase, hold, sell, transfer and re-issue shares of its own stock, but always in accordance with, and as permitted by, the laws of the State of Nevada, and the by-laws of the corporation.

            n) To enter into, make and perform contracts of every kind with any person, firm, association or corporation, public, private or municipal; or anybody politic, and with any state of with the government of the United States or any dependency thereof, as well as any foreign government; and in general to carry on and conduct and engage in any business in connection with the foregoing, either as manufacturer, dealer, principal, agent, or otherwise permitted to corporations organized under the laws of Nevada.

            o) To  establish,  maintain,  operate,  conduct  and carry on in the
            State of Nevada and in any or all of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign country, its business or any part or parts thereof, and as many other businesses, stores, plants, factories, mills, warehouses, offices, and agencies as may be necessary or deemed expedient for the corporation and its business, as well as for the extension, expansion and exploitation of the affairs, operation and benefit of the corporation.

            p) To elect not to be taxed as a corporation, but as a Subchapter S Corporation under the United States Internal Revenue Code.

            q) And generally to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or thing incidental or pertaining to or growing out of the aforesaid purposes or powers, and/or any of them, provided the same be not inconsistent with the laws of the State of Nevada; and also to exercise any and all of the powers conferred upon corporations by the laws of the State of Nevada which now exist or which may be hereafter conferred upon or granted to corporations by the laws of the said State of Nevada.

            r) In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to inspection of the stockholders, and no stockholder shall have the right to inspect any account or book or document of the corporation, except as conferred by law or authorized by Resolution of the Directors or of the Stockholders.

       FOURTH: This corporation is authorized to issue Twenty-Five Million (25,000,000) common shares of stock at one tenth of one cent ($.001) par value rights and privileges to be set by the Board of Directors and no other class of stock shall be authorized. All or part of the shares of the capital stock may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors as provided by law.

       FIFTH: The initial members of the Governing Board -shall be known as Directors and the number thereof shall be One. A different number of Directors may be fixed by the By-laws. provided, that the number may be increased or decreased within the limit above specified from time to time pursuant to the By-laws.

       The names of the First Board, consisting of one (1) Directors, shall be as follows:

      NAMES:                Delbert Marshall
      --------
      ADDRESS:              1000 Saliman Drive #A104 Carson City, Nevada 89701
      --------

       SIXTH: The capital stock, after the value thereof has been paid in, shall be subject to no further assessment to pay debts of the corporation.

       SEVENTH: The name of the incorporators signing these Articles of Incorporation is as follows:

      NAMES:                Delbert  Marshall
      --------
      ADDRESS:              1000 Saiman Drive #A104 Carson City, Nevada 89701
      --------

       EIGHTH: This corporation is to have perpetual existence.

       NINTH: In furtherance, and not in limitation of the powers conferred by statute, the

 Board of Directors is expressly authorized:

            Subject to the By-laws, if any, adopted by the stockholders, to make, alter or amend the By-laws of the corporation;

            To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

            From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a Resolution of the stockholders or directors; By Resolution, or Resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said Resolution, or Resolutions, or in the By-laws of the corporation, shall have, and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may have power to authorize the sea[ of the corporation to be affixed to all papers which may require it. Such committee, or committees, shall have such name, or names, as may be stated in the By-laws of the corporation, or as may be determined by resolution adopted by the Board of Directors; Pursuant to the affirmative vote of the stockholders, of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority, at any meeting, to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate -franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of the corporation.

      This corporation may, in its By-laws, confer powers upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

       TENTH: Both Stockholders and Directors shall have power, if the By-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the requirements of the statutes) outside the State of Nevada at such places as may from time to time be designated by the Board of Directors.

       ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

       TWELFTH: Bruce Thompson whose address is 128 Fortune Drive Dayton, Nevada 89403 will be the Resident Agent of the corporation.

       1. Bruce Thompson, hereby accept appointment as Resident Agent for the above named corporation.

       Dated this 16th day of December, 1997. /s/ Bruce Thompson
                                              ----------------------

       We, THE UNDERSIGNED, being the original incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the Corporation Laws of the State of Nevada, being Chapter 177 of the Laws of 1925, and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true.

       /s/Delbert Marshall
       -------------------
       Delbert Marshall
       State of Nevada    )
       Carson City        )

       On this 16th day of December, 1997, in Carson City, Nevada, before me the undersigned, a Notary Public in and for Carson City, State of Nevada personally appeared:

          Delbert Marshall

   Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                                     /s/Beverly Thompson
                                                     -------------------
                                                     Beverly Thompson
                                                        Notary Public
             (Seal)
         BEVERLY THOMPSON
       NOTARY PUBLIC - NEVADA
            CARSON CITY
    My Appt. Exp. March 1, 1998